EXHIBIT 10.8

                             NOTE PURCHASE AGREEMENT



     THIS NOTE PURCHASE AGREEMENT (the "Agreement") is made this 1st day of September, 1999, by and between NuVen Advisors Limited Partnership, a Nevada limited partnership ("Purchaser"), and Phileo Management Company, Inc., a Nevada corporation ("Seller").

     WHEREAS, Seller owns certain promissory notes in the aggregate principal amount of Nine Hundred Fifty Thousand Dollars ($950,000), copies of which are attached hereto as Exhibit A-1 through A-20 (the "Notes"); and

     WHEREAS, Purchaser wishes to purchase the Notes; and

     IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Purchaser and Seller agree as follows:

1.   Purchase and Sale

     On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, Seller agrees to sell, assign and transfer the Notes for Nine Hundred Fifty Thousand Dollars ($950,000), hereinafter referred to as the "Consideration".

2.   Closing

     The purchase and sale contemplated by this Agreement may be effected by Purchaser in one or more transactions, with the minimum purchase transaction being not less than Three Hundred Thirty Thousand Dollars ($330,000), with purchase of all of the Notes (the "Closing") to occur no later than October 30, 1999 (the "Transfer Date"). At the Closing, Purchaser shall deliver the Consideration to Seller. Notwithstanding the date of Closing, the Effective Date shall be September 1, 1999.

2.1  Representations and Warranties of Seller

     Seller hereby represents and warrants to Purchaser that:

     A. Organization. Seller is a corporation validly existing and in good standing under the laws of the State of Nevada, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a binding, and enforceable obligation of Seller;

     B. Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Seller in connection with the execution, delivery, or performance of this Agreement, or if required, Seller has or will obtain same prior to Closing;

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     C.   Litigation. Seller is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any local, state or U.S. government, or any department, board, body or agency thereof, which could result in a claim against the Notes;

     D. Status of Notes. To the best of Seller's knowledge, the Notes are validly issued by the makers thereof and there is no claim by the makers thereof which would serve to restrict the sale, assignment, and transfer of the Notes as contemplated herein. Further, Seller has not created any option, security interest or encumbrance involving the Notes that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and

     E. Authority. This Agreement has been duly executed by Seller, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Seller is a party or to which Seller is subject.

2.2  Representations and Warranties of Purchaser

     Purchaser hereby represents and warrants to Seller that:

     A. Organization. Purchaser is a limited partnership validly existing and in good standing under the laws of the State of Nevada, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a binding, and enforceable obligation of Purchaser;

     B. Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Purchaser in connection with the execution, delivery, or performance of this Agreement, or if required, Purchaser has or will obtain same prior to Closing;

     C. Authority. This Agreement has been duly executed by Purchaser, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Purchaser is a party or to which Purchaser is subject.

3.   Conditions Precedent to Obligations of Purchaser and Seller

     All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     A. Transfer and Delivery of the Notes. Seller shall have taken all action necessary to deliver the Notes to Purchaser free and clear of any and all encumbrances or claims of any kind.


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     B.   Acceptance of Documents. All instruments and documents delivered to
          Purchaser by Seller pursuant to the provisions of this Agreement shall be satisfactory to Purchaser and its legal counsel.

4.   Private Transaction

     A. Private Offering. Seller and Purchaser mutuall acknowledge and agree that the purchase and sale of the Notes contemplated herein constitutes a private, arms-length transaction between the parties without the use or reliance upon a distribution or securities underwriter.

     B. Purchase for Own Account. Neither Seller nor Purchaser are underwriters of, or dealers in, securities, and neither party is acting as such or participating, pursuant to a contractual agreement, in the distribution, purchase or redistribution of the Notes.

     C. Access to Information. Seller and Purchaser an their advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the purchase and exchange contemplated herein.

5.   Termination

This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if the transaction contemplated herein has not closed by October 30, 1999 for reasons outside the control of the parties.

6.   Miscellaneous

     A. Authority. The Purchaser and general partner of Seller executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

     B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

          To Seller:         Phileo Management Company Inc.
                             910-510 Burrard Street
                             Vancouver, BC, Canada V6C3A8
                             Telephone: (800)668-9880
                             Facsimile: (604)688-3565

          To Purchaser:      NuVen Advisors Limited Partnership
                             4001 So. Decatur Blvd., Suite 399
                             Las Vegas, NV 89103
                             Telephone: (702) 871-9080
                             Facsimile: (702) 875-5945

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          With a copy to:    Archer & Weed
                             4695 MacArthur Court, Suite 530
                             Newport Beach, CA 92660
                             Telephone: (949) 475-9086
                             Facsimile: (949) 475-9087

          or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

     C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

     D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

     E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor=s heirs, executors, administrators and successors.

     F. Applicable Law. This Agreement has been negotiated and is being contracted for in the State of Nevada and shall be governed by the applicable laws of the State of Nevada, notwithstanding any conflict-of-law provision to the contrary.

     G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

     H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

     J. Further Assurances. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Notes to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.


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     K.   Brokers or Finders Fee; Expenses. Seller an Purchaser each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

     L. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

     M. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     N. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

"Purchaser"                                     "Seller"

NuVen Advisors Limited Partnership              Phileo Management Company Inc.


By:   /s/ Fred G. Luke                          By:   /s/ David Lo
      ------------------------------                  ------------------------
Name:     Fred G. Luke                          Name:     David Lo
Title:    President                             Title:    President





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